SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


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Filed by a party other than the Registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ]  Confidential, for Use of the Commission
                                         only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Ocean Bio-Chem, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
 _______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Rule 0-11 (a)(2) and identify the filing for which the  offsetting  fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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

                              OCEAN BIO-CHEM, INC.
                              4041 S. W. 47 Avenue
                         Fort Lauderdale, Florida 33314



                                                                    May 18, 2007

To our Stockholders:

     I am pleased to invite you to attend the Annual Meeting of Stockholders of Ocean Bio-Chem, Inc. to be held on Friday, August 3, 2007 at 10:00 a.m. at the Company's corporate offices located at 4041 S. W. 47 Avenue, Fort Lauderdale, Florida 33314.

     Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

     YOUR  VOTE IS  IMPORTANT.  Whether  or not you plan to  attend  the  Annual
Meeting in person, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously returned your proxy card.

     We appreciate your support and continued interest in Ocean Bio-Chem, Inc.


                             Sincerely,




                             /s/ PETER G. DORNAU
                             Peter G. Dornau
                             Chief Executive Officer

                              OCEAN BIO-CHEM, INC.
                              4041 S. W. 47 Avenue
                         Fort Lauderdale, Florida 33314


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Stockholders:

     Our Annual Meeting of Shareholders of the Company will be held on Friday, August 3, 2007 at 10:00 a.m. at our corporate offices located at 4041 S. W. 47 Avenue, Fort Lauderdale, Florida 33314 for the following purposes:

     1. To elect nine directors to serve until the next Annual Meeting of Shareholders or until their successors shall be elected and qualified;

     2. To approve the 2007 Stock Option Plan (Appendix A);

     3. To approve and ratify grants of the Company's restricted common stock previously issued to employees as compensation;

     4 To ratify the appointment of Berenfeld, Spritzer, Shechter & Sheer, as our independent certified public accountants for the year ending December 31, 2007;

     5 To transact such other and further business as may properly come before the meeting;

     Only shareholders of record at the close of business on June 15, 2007 are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof;

     Whether or not you plan to attend the Annual Meeting in person, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously returned you proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE AND
IN FAVOR OF EACH PROPOSAL.

                    By Order of the Board of Directors




                    /s/ PETER G. DORNAU
                    Peter G. Dornau
                    Executive Officer


Fort Lauderdale, Florida
May 18, 2007

                       PROXY STATEMENT FOR ANNUAL MEETING
                                 OF SHAREHOLDERS
                            To Be Held August 3, 2007

General

     We are providing these proxy materials in connection with the solicitation by the Board of Directors of Ocean Bio-Chem, Inc. of proxies to be voted at our Annual Meeting of Shareholders and at any postponement or adjournment of this meeting. Our Annual Meeting will be held on August 3, 2007 at the offices of Ocean Bio-Chem, Inc. located at 4041 S.W. 47th Avenue, Ft. Lauderdale, Florida 33314. In this proxy statement, Ocean Bio-Chem, Inc. is referred to as the "Company," "we," "our" or "us."

     Our principal executive offices are located at 4041 S.W. 47th Avenue, Ft. Lauderdale, Florida 33314. Our proxy statement and the accompanying proxy card are first being mailed to our shareholders on or about June 15, 2007 Outstanding Securities and Voting Rights

     Only holders of record of our common stock at the close of business on June 15, 2007 the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 6,079,316 shares of our common stock issued and outstanding. Each share of common stock is entitled to one vote at the Annual Meeting. However, an aggregate of 101,000 of these shares are not entitled to vote until we obtain shareholder approval of these grants. Please see "Proposal 2. Ratification of stock grants previously issued to employees as compensation" on page 16 of this Proxy Statement.

     A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining whether a quorum exists. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. In tabulating the voting results for any proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting assuming a quorum is obtained. Abstentions will have the same effect as a vote against a proposal.

Proxy Voting

     Shares for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted "FOR" Proposal 1- the election of each of the nine nominees to the Board named herein, "FOR" Proposal 2 - to approve the 2007 Stock Option Plan, "FOR" Proposal 3 - To approve and ratify grants of the Company's restricted common stock previously issued to employees as compensation, "FOR" Proposal 4 - To ratify the appointment of Berenfeld, Spritzer, Shechter & Sheer, as our independent certified public accountants for the year ending December 31, 2007, and "FOR" Proposal 5 - To transact such other and further business as may properly come before the meeting. If, however, other matters are properly presented, the person named in the proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

     The manner in which your shares may be voted depends on how your shares are held. If you own shares of record meaning that your shares of common stock are represented by certificates in your name so that you appear as a stockholder on the records of our transfer agent, Registrar & Transfer Company, a proxy card for voting those shares will be included within this Proxy Statement. You may vote those shares by completing, signing and returning the proxy card in the enclosed envelope.

     If you own shares in street name, meaning that your shares of common stock are held by a bank or brokerage firm, you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct your bank or brokerage firm how to vote your shares. As with a proxy card, you may vote your shares by completing, signing and returning the voting instruction form in the envelope provided.

     All votes will be tabulated by Inspector of Elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A list of the stockholders entitled to vote at the Annual Meeting will be available at the Company's office, 4041 S.W. 47th Avenue, Fort Lauderdale, FL 33314 for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder.

Attendance and Voting at the Annual Meeting

     If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card. If you own common stock in street name, you may attend the Annual Meeting but in order to vote your shares at the meeting, you must obtain a "legal proxy" from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting. If you have already voted prior to the meeting, you may nevertheless change or revoke your vote at the Annual Meeting in the manner described below. Revocation

     If you own common stock or record, you may revoke a previously granted proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any stockholder owning common stock in street name may change or revoke previously granted voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting.

                                   MANAGEMENT

     The following tables set forth the name and ages of our elected directors and officers of the Company, as of April 8, 2007.

Name                   Officers / Directors                              Age
--------------------   ---------------------------------------------     ----
Peter G. Dornau        President, Chief Executive Officer and Director   67
Edward Anchel          Director and Consultant                           60
Jeffrey S. Baracos     Chief Financial Officer and Director              59
Sonia B. Beard         Director                                          36
Gregor M. Dornau       Vice President of Sales and Director              38
William W. Dudman      Vice President of Operations and Director         42
James M. Kolisch       Director                                          55
Laz L. Schneider       Director                                          67
John B. Turner         Director                                          59

     Peter G. Dornau is our co-founder and has served as our President, CEO and Chairman of Board of Directors since 1973.

     Jeffrey S. Barocas joined our company in December 2006. In March 2007, Jeffrey was appointed the position of Vice President-Finance and Chief Financial Officer upon the retirement of Edward Anchel. For The five years immediately preceding his employment he held the position of Chief Financial Officer, most recently for Quality Communications, Inc.

     William W. Dudman joined our company in February 2004 as our Vice President-Operations. For the five years immediately preceding his employment he had held various management positions within the marine industry, most recently with West Marine, Inc., our largest customer, from May 1999 to April 2004.

     Gregor M. Dornau is the son of Peter G. Dornau, our President and Chief Executive Officer. He has been employed by the Company as a salesman since 1990 and during 2005 he was elected to serve as Vice President-Sales.

     James M. Kolisch joined our Board of Directors as an outside director in May 1998. Mr. Kolisch has been engaged in the insurance industry and served as president of USI Florida, or its predecessor company, an entity that sources most of the our insurance needs, for a period of approximately twenty-five years. Mr. Kolisch serves on the Board of Directors' Audit Committee.

     Laz L. Schneider is, and has been for the past five years, an attorney in private practice and was elected to serve as an outside Director of the Company during May 1998. Mr. Schneider is a partner at Berger, Singerman, P.A., a law firm that serves as our lead counsel in various corporate and litigation matters.

     John B. Turner joined our Board of Directors in June 2002. During the past five years, Mr. Turner has been retired. Prior to his retirement, he was an insurance executive. His professional experience in the aforementioned areas spans in excess of twenty-five years. Mr. Turner serves on the Board of Directors' Audit Committee.

     Sonia B. Beard is a Florida Certified Public Accountant working for Walt Disney World since 1997. She currently holds the position as the Manager of Concept Development for the Revenue Lines of Business of Walt Disney World. Ms. Beard has in excess of twelve years financial experience. She is an outside director and serves as the Chairperson and Financial Expert of the Board of Directors' Audit Committee.

     Edward Anchel resigned from his position as Vice President-Finance & Chief Financial Officer on April 2nd, 2007. Edward Anchel will consult with the company. For the five years immediately preceding his employment with Ocean Bio-Chem, Inc., he was an officer of a privately owned manufacturing company and public companies.

     All directors will serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. Each officer serves at the discretion of the board of directors. There are no arrangements or understandings between any of the officers or directors of our Company and the Company or any other persons pursuant to which any officer or director was or is to be selected as a director or officer.

                    CORPORATE GOVERNANCE AND RELATED MATTERS

     The Board meets regularly during the year to review matters related to our company and to act on matters requiring Board approvals. All persons who were serving as directors during fiscal 2006 attended at least 75% of the aggregate of the meetings of the Board and committees of which they were members. Our Board of Directors held two (2) meetings during the year ended December 31, 2006, at which all the directors were present. We have a standing Audit
Committee and our nominating committee consists of our entire Board of Directors. We do not have a separate compensation committee. The Company encourages, but does not require, its directors to attend the Company's Annual Meeting of Shareholders. Last year, all of the directors attended the Annual Meeting of Shareholders.

Audit Committee

     The  Audit  Committee   assists  the  Board  in  fulfilling  its  oversight
responsibility relating to our financial statements and financial reporting process, the qualifications, independence and performance of our independent auditors, the performances of our internal audit functions and our compliance with legal and regulatory requirements. The members of the Audit Committee during fiscal 2006 were Sonia B. Beard, our Chairperson, James M. Kolisch, and John B. Turner. The Board has designated Sonia B. Beard as the "audit committee financial expert," as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934.The shareholders ratified a charter for the Audit Committee at our Annual Meeting of Shareholders held on June 9, 2000. On March 24, 2004, the Board of Directors adopted a Restated Audit Committee Charter.

     The Audit Committee met three (3) times since last year's Annual Meeting of
Shareholders.   We  believe  that  all  members  of  the  Audit   Committee  are
independent, as defined in Rule 4200(a)(15) of the NASDAQ listing standards.

Nominating Committee

     Our entire Board of Directors serves as our Nominating Committee. Our Nominating Committee is responsible for identifying individuals qualified to become members of the Board of Directors, and nominating persons for election as directors at the annual meeting of shareholders and the persons to fill any vacancies on the Board. Our Nominating Committee does not have a Nominating Committee Charter. The Board of Directors does not believe that the Company would derive any significant benefit from a separate nominating committee or a Nominating Committee Charter.

     Directors are not required to meet any specific or minimum qualifications. The Board attempts to identify persons who have the requisite experience and expertise to be an asset to our Company.

     The Board will consider nominees for the Board of Directors recommended by shareholders. Nominations by shareholders must be in writing, must include the full name of the proposed nominee, a brief description of the proposed nominee's business experience for at least the previous five years, and a representation that the nominating shareholder is a beneficial or record owner of our common stock. Any such submission must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations must be delivered to the Board at the following address:

         Board of Directors
         Ocean Bio-Chem, Inc.
         4041 SW 47th Avenue
         Fort Lauderdale, Florida 33314-4023

     The Board of Directors is required to review the qualifications and backgrounds of all directors and nominees (without regard to whether a nominee has been recommended by shareholders), as well as the overall composition of the Board of Directors, and recommend a slate of directors to be nominated for election at the annual meeting of shareholders, or, in the case of a vacancy on the Board of Directors, elect a director to fill such vacancy.

Controlled Company Status

     NASDAQ marketplace rules require that the board of directors of NASDAQ listed companies consist of a majority of directors who are independent within the meaning of the rules. The rules also impose additional independence requirements on members of certain committees of the Board. The Company has determined that, except with respect to the required independence of members of the Audit Committee, it is exempt from the application of these rules as a "controlled company," as defined in the rules. The Company with than 50% of the voting power of its capital stock is held by a single group, consisting of Peter
G. Dornau and his son, Gregor M. Dornau.

Directors' Compensation

     During fiscal 2006, our employee directors did not receive any additional or special compensation for serving as directors. Our non-employee directors did not receive equity compensation for their services in fiscal 2006. However, on April 3, 2006 each outside director received a grant of options to acquire 10,000 shares of our common stock at an exercise price of $1.08 per share, the fair market value of the underlying shares on the date of grant. These options are immediately exercisable and expire on April 2, 2016.

Compliance with Section 16(a) of the Securities Exchange Act

     Based solely on reviews of Forms 3 and 4 furnished to us by the aforementioned individuals, it was determined that no reporting person failed to file a timely submission of ownership changes and that we were in compliance with Rule 16(a)3(e) of the Exchange Act during our most recent fiscal year.

Shareholder Communications with the Board of Directors

     Any shareholder who wishes to send communications to the Board of Directors should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, FL 33314. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An "appropriate shareholder communication" is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender's interest as a shareholder and not to any other personal or business interest.

     In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to any particular directors, the Corporate Secretary will send appropriate shareholder communications to such director. In the case of communications addressed to a committee of the board, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

                      COMPENSATION DISCUSSION AND ANALYSIS

     The following Compensation Discussion and Analysis describes our executive compensation philosophy, objectives and policies and the components of compensation for our executive officers who are identified in the Summary Compensation Table on page 11 (the "Named Executive Officers")

     Compensation   Philosophy  and  Objectives  -  Our  executive  compensation programs are designed and administered to promote the following philosophy and objectives:

     Attract and Retain. Compensation should reflect the value of the job in the marketplace. To attract and retain exceptional executives, we must remain competitive with the compensation programs of our peer group, other publicly traded south Florida companies, which compete with us for talent.

     Motivate and Engage. Compensation should motivate and engage our executive officers to perform at the highest level and in a manner that is consistent with our business goals and objectives.

     Reward Performance. Compensation should be dependent on, and reward executives on the basis of, both individual and company performance with an increasing proportion of pay directly linked to company performance as an executive's level of responsibility increases.

     Alignment with our Shareholders. Compensation should be structured to align our executives' interests with the interests of our shareholders with the ultimate goal of improving shareholder value.

     We believe that the overall structure of our compensation programs should be similar across our management team. Accordingly, while the compensation levels and programs will always reflect differences in job responsibilities and marketplace considerations, the types of compensation programs provided to our Named Executive Officers are fundamentally the same as those provided to our management team.

Setting Executive Compensation

     We do not have a standing Compensation Committee of the Board of Directors. Our Company is controlled by one shareholder, our President and CEO, Peter G. Dornau. Mr. Dornau is actively involved in the recurring operations and has relied on setting compensation arrangements in consultation with other key executives of the Company and independent Board of Directors. All decisions reached by this group are disclosed in various filings with the United States Securities and Exchange Commission.

     Accordingly, we have reached the decision that, given the size of our Company and Board, not to have a standing compensation committee for this purpose

     In making compensation decisions, the Company compares our executive compensation program as a whole and each principal component of the program against the local job market in south Florida.


Components of 2006 Executive Compensation

     For 2006, the principal components of our executive compensation program were:

     base  salary;

     annual  performance  bonus;

     equity-based compensation in the form of stock options; stock awards; and

     benefits and perquisites. These same components were provided in 2005. The Company does not have a pre-established policy or target for the allocation between cash and non-cash compensation or short-term and long-term compensation. Instead, the Company annually reviews the comparative data and the current facts and circumstances relating to Ocean Bio- Chem, Inc. and its executives to determine an appropriate mix of compensation that furthers our compensation philosophy and objectives.

     Base Salary. We use base salary as the guaranteed component of the Named Executive Officers' annual cash compensation and believe that it is an important tool in attracting and retaining executives and rewarding individual performance. The Company reviews each Named Executive Officer's base salary on an annual basis.

      During this review, the Company considers:

     the base salary levels of similarly-situated executives in the local south Florida market;

     each  executive's   individual   performance  and  contributions  to  Ocean
Bio-Chem; and each executiv's level of experience and responsibility.

     Annual Performance Bonus - The Company provides an annual performance bonus component of our executive compensation program. The bonus is a cash-based performance incentive designed to motivate our Named Executive Officers and other key employees and reward them based on achievement of performance goals that we believe align the interests of the executives with the interests of our shareholders and create shareholder value. Because motivating our Named Executive Officers and other key employees to contribute to, and rewarding them on the basis of, performance is a fundamental part of our executive compensation philosophy, the annual performance bonus has historically been awarded based on the profit performance of the Company for the previous year.

     In 2006, we did not achieve the minimum levels of net income to qualify for annual performance bonuses. As a result, none of the Named Executive Officers earned a cash performance bonus during the current year.

     The Company does consider award of bonuses on a discretionary basis.

     The Board believes that external factors outside of managements' control, can reward executives for their efforts.

     Second, the Company believes that the Discretionary Awards incentivize the Named Executive Officers to remain with us and promote our long-term success.

     The Company can elect to pay Discretionary Awards in the form of stock options or restricted stock in an effort to further a broader range of our executive compensation objectives.

     In addition, the Company reviews the cash performance bonuses awarded to similarly-situated executive officers in the south Florida market.

Equity-Based Compensation

     For many years, the Company has granted our Named Executive Officers (and other key employees) annual stock option grants and/or restricted stock awards. The Company believes that, because stock options and restricted stock have value only if the price of our Common Shares increases, stock options and restricted stock align the interests of our Named Executive Officers with the interests of our shareholders with the ultimate goal of improving shareholder value. The Company further believes that stock options and restricted stock encourage our Named Executive Officers to focus on our long-term performance and increase their investment in Ocean Bio-Chem.

     The Board approves all grants stock options in accordance with our shareholder-approved 1994, 2002 and 2007 Stock Incentive Plan as Amended. As a result, all stock options are awarded at the closing price of our Common Shares on the NASDAQ on the date of grant.

     The annual stock option grants vest and generally become exercisable over a five-year period in 20% increments as of the date of grant and expire five years from the date of grant. In addition to focusing our Named Executive Officers on long-term performance, the Board believes that the five-year vesting term also aides in the retention of our Named Executive Officers.

     In determining the size of the stock option awards, the Board considers the following:

     the  long-term  incentive  opportunity  for  similarly-situated   executive
officers, and

     individual   attributes  such  as  level  of   responsibility,   individual
performance, contributions to Ocean Bio-Chem, Inc. and ability to impact our future performance.

     On November 6, 2006 Incentive stock options were granted to our Named Executive Officers as well as an additional ten (10) other employees. The total awarded options aggregated 105,000 shares of which Messrs. Peter G. Dornau, Edward Anchel and Jeffrey J. Tieger each received options representing 15,000 shares and Messrs. William W. Dudman and Gregor M. Dornau received 22,000 and 21,000 options, respectively.

     During May 2007 we issued 101,000 shares of our common stock bearing a restricted legend to certain officers and other key employees as a component of their compensation. At the date of grant the shares had a market value of $1.66 each. Shares were awarded as follows:


Officers:

   Peter G. Dornau, President and CEO               15,000  shares
   Jeffrey S. Barocas, Vice President and CFO        5,000  shares
   William Dudman, Vice President                   15,000  shares
   Gregor M. Dornau                                 15,000  shares
   George Lindsey                                    3,000  shares
                                                   -------
                                                    53,000  shares
   Other employees, as a group (15 individuals)     48,000  shares
                                                   -------
     Total restricted shares awarded               101,000  shares
                                                   =======

Benefits and Perquisites

     Employee Benefits. Ocean Bio-Chem, Inc provides all of its employees, including our Named Executive Officers, with the opportunity to save for retirement through our SAR/SEP Savings Plan or a 401(k) savings plan which are sponsored by two of our subsidiaries, Star Brite Distributing, Inc. and Kinpak Inc., respectively. Both plans are non-contributory by us and are entirely funded by employee contributions.

     In an effort to maintain a healthy workforce, we provide all employees, including our Named Executive Officers, with the opportunity to participate in various health and welfare benefit programs, including medical, dental, life and short-term disability insurance. We share the cost of these benefit programs with our employees. Our Named Executive Officers participate in these programs on the same terms as our other employees.

     Prerequisites. We do not provide our Named Executive Officers with any prerequisite benefits.

                             EXECUTIVE COMPENSATION

     The following table sets forth the amount of compensation for the fiscal years ended December 31, 2006, 2005, and 2004 for Peter G. Dornau and each of our executive officers, whose aggregate compensation exceeded $100,000 on an annual basis (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


Name and Principal Position              Annual compensation                                              Long term compensation
----------------------------       --------------------------------------------                           -----------------------
                                                                                                      Restricted
                                                                                                        Stock              Options/
                                 Year                 Salary                  Bonus                     Awards               SARs
                                 ----                --------               -------                   ----------           -------
Peter G. Dornau, CEO             2006                $105,249               $  -                      $27,540(1)           15,000
                                 2005                $106,983               $11,500                   $23,850(2)                -
                                 2004                $108,450               $13,000                   $21,875(3)           50,000

Edward Anchel, Former CFO        2006                $ 96,384               $  -                      $27,540(1)           15,000
                                 2005                $ 97,804               $11,500                   $23,850(2)               -
                                 2004                $ 96,900               $13,000                   $21,875(3)           50,000

Jeffrey J. Tieger, Former VP     2006                $ 62,691               $   -                     $13,770(1)           15,000
                                 2005                $ 62,759               $ 7,000                   $11,925(2)               -
                                 2004                $ 63,339               $ 8,500                   $12,500(3)           50,000

William Dudman, VP               2006                $ 87,555               $   -                     $13,770(1)           22,000
                                 2005                $ 88,777               $ 8,000                   $11,925(2)               -

Gregor M. Dornau, VP             2006                $ 94,790               $   -                     $13,770(1)           21,000
                                 2005                $ 96,725               $ 8,000                   $11,925(2)               -

     Messrs. William Dudman and Gregor Dornau are only reported for the years ended December 31, 2006 and 2005 as they either did not reach the required reporting threshold or were not officers in 2004.

     (1) Represents the aggregate value on the date of grant of restricted stock awards made during April, 2006 with respect to 30,000 shares of the Company's common stock awarded to each of Messrs. Peter Dornau and Edward Anchel, and 15,000 shares of the Company's common stock awarded to each of Messrs. Jeffrey
J. Tieger, William W. Dudman and Gregor Dornau, based on the closing price of the shares on the award date.

     (2) Represents the aggregate value on the date of grant of restricted stock awards made during April, 2005 with respect to 30,000 shares of the Company's common stock awarded to each of Messrs. Peter Dornau and Edward Anchel, and 15,000 shares of the Company's common stock awarded to each of Messrs. Jeffrey
J. Tieger, William W. Dudman and Gregor Dornau, based on the closing price of the shares on the award date.

     (3) Represents the aggregate value on the date of grant of restricted stock awards made during April, 2004 with respect to 35,000 shares of the Company's common stock awarded to each of Messrs. Peter Dornau and Edward Anchel, and 20,000 shares of the Company's common stock awarded to each of Mr. Jeffrey J. Tieger, based on the closing price of the shares on the award date.

Option Grants in Last Fiscal Year

     On November 6, 2006 Incentive stock options were granted to our Named Executive Officers as well as an additional ten (10) other employees. The total awarded options aggregated 135,000 shares of which Messrs. Peter G. Dornau, Edward Anchel and Jeffrey J. Tieger each received options representing 15,000 shares and Messrs. William W. Dudman and Gregor M. Dornau received 22,000 and 21,000 options, respectively.

Aggregate Option Exercises in Fiscal 2006 and Option Values

     The following table sets forth information as to the exercise of stock options during the fiscal year ended December 31, 2006, by our Named Executive Officers and the fiscal year-end values of unexercised options.

                         Shares                                  Number of options/SAR's/          Value of in-the-money options/
                         acquired             Value             Warrants at end of fiscal          SAR's at end of fiscal year (1)
Name                     by exercise         realized            exercisable   unexercisable    exercisable      unexercisable
---------------          -------             ---------          -----------    -------------    -----------      -------------
Peter G. Dornau           27,500             $  19,250          1,155,500       155,500         $1,260,545        $ 54,545
Edward Anchel             27,500                22,025             50,000        50,000             43,636          54,545
Jeffrey J. Tieger         27,500                22,025             40,000         6,000            169,636          54,545
William W. Dudman             -                     -              50,000        24,000              6,545          26,182
Gregor M. Dornau          22,000                17,620             36,000        49,000             39,273          53,455

                         -------             ---------          ---------       -------         ----------        --------
                         104,500             $  80,920          1,393,000       223,000         $1,519,635        $243,272
                         =======             =========          =========       =======         ==========        ========

     (1) The value of unexercised "in-the-money" options at December 31, 2006 was calculated by determining the difference between $2.10, the fair market value of the underlying Common Stock at December 31, 2006 and the option price. An option is "in-the-money" when the fair market value of the underlying Common Stock exceeds the exercise price of the option.

Stock Option Plans

     We have four stock options plans: our 1994, and 2002 Incentive Stock Option Plans (the "1994 Plan", "2002 Plan", and "2007 Plan") and the 2002 Non-Qualified Stock Option Plan. All of our employees are eligible to be selected to participate in our 1994, 2002 and 2007 Qualified Plans and in our 2002 Non-Qualified Stock Option Plan. The Plans are administered by the Board of Directors, which selects individuals to be participants and determines the type and number of awards to be granted.

     The option price for stock options granted under all Plans is stipulated to be not less than the fair market value of Common Stock on the date of grant and the term of each option is fixed by the Committee. Options become exercisable as determined by the Board of Directors.

Other Benefits

     Securities  authorized  for  issuance  at December  31,  2006 under  equity compensation plans:
                                                  Number of  securities to be issued    Weighted   average     Number of securities
                                                  upon   exercise   of   outstanding    exercise price of      remaining available
                                                  options, warrants & rights            options, warrants      for future  issuance
                                                                                      and rights outstanding   under equity
                                                                                                               compensation plans
                                                  ----------------------------------  ----------------------   -------------------
 Equity compensation plans approved by security holders:
      Plan stock options granted (1)                              714,500                     $1.23                 45,000
      Non plan stock options granted (2)                          231,000                       .76                    -
      Warants (3)                                               1,000,000                       .88                    -

 Equity compensation plans not approved by security                    -                         -                     -
  holders:
      Stock options and restricted stock awards
                                                                ---------                     -----                 ------
  Total  equity  compensation  plans  approved  and  not        1,945,500                     $1.02                 45,000
  approved by security holders                                  =========                     =====                 ======

     (1) Includes 400,000 options granted under the 2002 Qualified Incentive Stock Option Plan, 155,000 options under the 2002 Non-Qualified Stock Option Plan and 159,500 options under the 1994 Qualified Incentive Stock Option Plan.

     (2) Includes 231,000 options granted to Messrs. Peter G. Dornau and Jeffrey
J. Tieger in conjunction with a loan made to the Company by an entity 50% owned by each of them.

     (3) Includes 1,000,000 warrants issued to Peter G. Dornau in connection with a $1.5 million Subordinated Revolving Line of Credit he extended to the Company during 2005. Such warrants are exercisable 500,000 at $1.03 per share and 500,000 exercisable at $.88 per share. The exercise price equals the fair market value of the underlying security at date of issuance plus a 10% premium factor.

Restricted Stock Awards as Compensation

     During May 2007 we issued 101,000 shares of our common stock bearing a restricted legend to certain officers and other key employees as a component of their compensation. At the date of grant the shares had a market value of $1.66 each. Shares were awarded as follows:

 Officers:
        Peter G. Dornau, President and CEO                  15,000 shares
        Gregor M. Dornau                                    15,000 shares
        George Lindsey                                       3,000 shares
                                                           -------
                                                            53,000 shares
         Other employees, as a group (15 individuals)       48,000 shares
                                                           -------
          Total restricted shares awarded                  101,000 shares
                                                           =======

                REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION


Executive Compensation Policy

     The Board of Directors (the "Committee") is responsible for setting the policies and approving our practices in compensating our executive officers. In carrying out its responsibility in 2006, the Committee considered the following:

     -our financial performance;

     -our policies and practices for compensation of employees generally;

     -our historical philosophy to reward according to merit, commitment to, and performance of, the Company.

     In furtherance of this philosophy, the compensation of our executives generally consists of three components: base salary, annual cash incentives and long-term performance-based incentives.

Base Salaries

     The base salary of our executives is designed to be competitive with base salaries paid to executives with similar responsibilities and consistent with the salaries paid in the applicable geographical areas.

Incentive Cash Bonuses

     Generally, we award cash bonuses to our management employees and other employees, based on their personal performance in the past year and overall performance of our company.

Long Term Compensation  Stock Option Grants

     We have utilized stock options to motivate and retain executive officers and other employees for the long-term. We believe that stock options closely align the interests of our executive officers and other employees with those of our shareholders and provide a major incentive to building stockholder value. Options are typically granted annually, and are subject to vesting provisions to encourage officers and employees to remain employed with the Company.

     The number of stock options granted to an executive is determined by the Board of Directors and depend principally upon an individual's level of responsibility within the Company and performance by the individual. Since stock options are granted at the average market price on the date of grant and have value only if the market price on the underlying common stock increases, and since the exercisability of options vests over a five (5) year period after the grant date, the Board of Directors believes stock options provide an appropriate long-term incentive for those receiving grants, as well as stability in the work force. In addition we, from time to time, award direct grants of our restricted common stock to encourage stock ownership and retention of common stock by employees.

Relationship between our Compensation Policies and Corporate Performance

     We believe that our executive compensation policies correlate with our corporate performance. Our stock options are usually granted at a price equal to or above the fair market value of our common stock on the date of grant. As such, our officers only benefit from the grant of stock options if our stock price appreciates. Generally, we try to tie bonus payments to our Company's financial performance. However, if an individual has made significant contributions to our company, we will provide them with a bonus payment for their efforts even if our company's financial performance has not been strong.

Compensation  of Chief  Executive  Officer

     Peter G. Dornau served as our Chief Executive Officer during fiscal 2006. He received a base salary of $105,249 and restricted stock valued at $27,540. Mr. Dornau's compensation is determined annually based on the Company's financial and operational performance for the preceding year.

                  SECURITY OWNERSHIP OF DIRECTORS AND EXECUIVES

     The following table sets forth information at December 31, 2006 with respect to the beneficial ownership of our common stock by holders of more than 5% of such stock and by all of our directors and officers as a group:

 Title of                Name and Address of                        Amount and Nature of      Percent
  Class                  Beneficial Owner                           Beneficial Ownership      of Class
-------------          ----------------------------------------     --------------------      -------
 Common                Peter G. Dornau, President, CEO,                5,533,368 (1)           60.4%
                       Chairman Board of Directors
                       Fort Lauderdale, FL 33317




 Common                Edward Anchel, Former Vice President-            323,451 (2)            3.5%
                       Finance, CFO, Director
                       Boynton Beach, FL 33437
 Common                Jeffrey J. Tieger,                                414,780 (3)            4.5%
                       Former Vice President-Advertising,
                       Secretary, Director
                       Plantation, FL  33314
 Common                William W. Dudman, Vice President-Operations       55,300 (4)             .6%
                       Plantation, FL 33317
 Common                Gregor M. Dornau, Vice President-Sales            271,780 (5)           3.3%
                       Fort Lauderdale, FL 33314
 Common                James M. Kolisch, Director                         56,167 (6)             .6%
                       Coral Gables, FL 33114
 Common                Laz L. Schneider, Director                         40,000 (7)             .4%
                       Fort Lauderdale, FL 33305
 Common                John B. Turner,  Director                          69,463 (8)             .8%
                       Miami,  FL 33186
 Common                Sonia B. Beard, Director                           30,000 (9)             .4%
                       Merritt Island, FL 32952
                                                                       ---------               -----
 Common                All directors and officers as a group           6,794,309 10)           74.1%
                       8 individuals                                   =========               =====

     (1) Includes 1,155,500 shares that are issuable upon the exercise of stock options and/or warrants within 60 days of December 31, 2006.

     (2) Includes 40,000 shares that are issuable upon the exercise of stock options within 60 days of December 31, 2006.

     (3) Includes 155,500 shares that are issuable upon the exercise of stock options within 60 days of December 31, 2006.

     (4) Includes 6,000 shares that are issuable upon the exercise of stock options within 60 days of December 31, 2006.

     (5) Includes 36,000 shares that are issuable upon the exercise of stock options within 60 days of December 31, 2006.

     (6) Includes 18,000 shares that are issuable upon the exercise of stock options within 60 days of December 31, 2006.

     (7) Includes 40,000 shares that are issuable upon the exercise of stock options within 60 days of December 31, 2006.

     (8) Includes 40,000 shares that are issuable upon the exercise of stock options within 60 days of December 31, 2006.

     (9) Includes 30,000 shares that are issuable upon the exercise of stock options within 60 days of December 31, 2006.

     (10) Includes 1,543,000 shares that are issuable upon the exercise of stock options and/or warrants within 60 days of December 31, 2006.

     (11) Effective December 10, 2006 the Voting Proxy granted by Gregor M. Dornau to his father, Peter G. Dornau, our President and CEO was terminated. As of such date Gregor M. Dornau has sole voting power over the shares he owns.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On November 10, 2006, Mr. Dornau notified the Company that he is exercising his rights to convert a $1.5 million loan made to the Company into 1.5 million shares. Such transaction was approved unanimously by the members of our Board of Directors (with Mr. Dornau abstaining from the vote). Mr. Dornau loaned of the Company $1.5 million in order to bolster working capital, we issued warrants to Mr. Dornau to purchase a maximum of 1 million shares of our common stock. Such warrants were exercisable 500,000 shares at $1.13 and 500,000 shares at $.863.
The  exercise  prices were  determined  by the closing bid of our stock plus ten
(10) percent on each date of grant. In addition, he had the right, at his sole discretion, to convert such debt into a maximum of 1.5 million shares of our common stock at the rate of $1.00 per share

     On May 1, 1998, we entered into a ten-year lease for approximately 12,700 square feet of office and warehouse facilities in Fort Lauderdale, Florida from an entity fifty percent owned each by Messrs. Peter G. Dornau and Jeffrey J. Tieger, our President and former Vice President-Advertising, respectively. The lease required a minimum rental of $94,800 the first year and provides for a maximum 2% increase on the anniversary of the lease throughout the term. Additionally, the landlord is entitled to collect from us its pro-rata share of all taxes, assessments, insurance premiums, operating charges, maintenance charges and any other expenses, which normally arise from ownership. We believe that the terms of this lease are comparable to those of similar properties in the same geographic area of the Company available from unrelated third parties. Rent charged to operations during the years ended December 31, 2006, 2005 and 2004 amounted to approximately $100,500 each year.

     We acquired the rights to the Star brite trademark and related products for the United States and Canada in conjunction with our original public offering during March 1981. Peter G. Dornau, our president is the direct or beneficial owner of three companies that market Star brite products outside the United States and Canada. These companies serve as distributors of our products and the terms of payment are the same as for our other customers. At December 31, 2006 and 2005, we had amounts due from affiliated companies, which are directly or beneficially owned by our president aggregating approximately $231,200 and $29,022, respectively.

     Sales to such affiliates were sold at cost of material and labor plus an amount to cover manufacturing overhead costs. In addition, the affiliates are charged for their allocable share of administrative expenses of the Company. The sales to affiliates aggregated approximately $622,300, $826,900, and $616,800 during the years ended December 31, 2006, 2005, and 2004, respectively; and allocable administrative fees aggregated $350,000, $300,000 and $300,000, respectively for such periods.


     A subsidiary of ours currently uses the services of an entity that is owned by our president to conduct product research and development. Such entity received $30,000 per year during the years ended December 31, 2006, 2005 and 2004 under such relationship.

                             AUDIT COMMITTEE REPORT

     The Audit  Committee is  responsible  for assisting the Board in monitoring
(1) the quality and integrity of our financial statements, (2) our compliance with regulatory requirements and (3) the independence and performance of our independent auditors. Among other responsibilities, the Audit Committee reviews, in its oversight capacity, our annual financial statement with both management and the independent auditors and meets periodically with our independent auditors to consider their evaluation of our financial and internal controls. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent certified public accountants. The Audit Committee is composed of three directors and operates under a written charter adopted and approved by the Board of Directors. During 2006, all of the Audit Committee members were non-employee directors and were independent as defined by the NASDAQ listing standards in effect during 2006. The members of the Audit Committee during 2006 were Sonia B. Beard, James M. Kolisch, and John B. Turner. Mrs. Beard served as the Chairperson of the Audit Committee.

     In discharging its duties during 2006, the Audit Committee met with and held discussions with management and our independent auditors, Berenfeld, Spritzer, Shechter & Sheer. Management represented to the independent auditors that our audited financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with our auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees." In addition, our auditors, provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," and the Audit Committee discussed with our auditors their independence.

     Based on the above-mentioned review and discussions with management and the independent auditors, the representations of management and the report of the independent auditors to our committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

     Audit Committee   submitted on March 16, 2007


Sonia B. Beard, Chairperson
James M. Kolisch
John B. Turner

                          PROPOSALS TO THE SHAREHOLDERS

                        PROPOSAL 1. ELECTION OF DIRECTORS

     The nine persons set forth alphabetically below, each of whom is currently a director, are proposed to be re-elected as directors at the Annual Meeting. If elected, each of these directors will hold office until the next Annual Meeting of Stockholders in the year 2007 or until his or her successor is duly elected and qualified.

         Edward Anchel
         Jeffrey Barocas
         Sonia B. Beard
         Peter G. Dornau
         Gregor Dornau
         William Dudman
         James M. Kolisch
         Laz L. Schneider
         John B. Turner

     All of the nominees are currently serving as directors. Each nominee has agreed to be named in this Proxy Statement and to serve as a director if elected. For biographical information regarding the nominees, see "Management" on pages 6-7 of this Proxy Statement. Management expects that each nominee will be available for election, but if any of them is not a candidate at the time of the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill such vacancy.

Vote Required and Recommendation

     The nine nominees for election to the Board of Directors who receive a majority of votes cast, in person or by proxy, shall be elected directors. Shareholders do not have the right to cumulate their votes for directors. In the election of directors, an abstention or broker non-vote will have no effect on the outcome. The Board recommends stockholders to vote "FOR" each of the nominees for director set forth above.



            PROPOSAL 2. APPROVAL OF 2007 INCENTIVE STOCK OPTION PLAN

     At the Annual Meeting, shareholders will be asked to approve the 2007 Incentive Stock Option Plan (the "Plan"). The Plan includes 400,000 shares of common stock of the Company.

     On April 16, 2007, the Board of Directors adopted the Company's 2007 Incentive Stock Option Plan (the "Option Plan"). The number of shares of the Company's Common Stock reserved for issuance under the Plan is 400,000 shares.

     The Plan is summarized below. A copy of the Plan is attached as an exhibit to this Proxy Statement. This Summary is not intended to be a complete description of the Plan, and is qualified in its entirety by the actual text of the Plan to which reference is made.

                                  Plan Summary

     General. The purpose of the Plan is to attract and retain the best available employees of the Company and its subsidiaries, to provide additional incentive to such persons and to promote the success of the Company. Under the Plan, a key employee is eligible to receive incentive stock options ("ISOs") (as defined in Section 422 (formerly Section 422A) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Committee administers and interprets the Plan and is authorized to grant options to all eligible employees, including officers. The maximum number of shares of Common Stock approved for issuance under the Plan is 400,000. The Committee designates the optionees, the number of shares subject to such award and the terms and conditions of each award. The purchase price under each option must be 100% of the fair market value of the Common Stock of the Company on the date of award. No option shall be exercisable more than ten years after the date the option is awarded. An ISO may not be granted under the Plan to an employee who owns more than 10% of the outstanding Common Stock unless the purchase price is 110% of the fair market value of the Common Stock at the date of award and the option is not exercisable more than five years after it is awarded.

     The Committee may provide that the purchase price for shares subject to an option be paid in full by cash or check. Options may not be transferred other than by will or the laws of descent and distribution. No option shall be exercisable during the lifetime of an optionee by any person other than the optionee or his guardian or legal representative. Unless sooner terminated, the Plan will terminate March 21, 2017, and no awards may thereafter be granted under the Plan. Outstanding options on March 21, 2017 will remain outstanding through their respective expiration dates.

     Amendment of Plan. The Board may amend or terminate the Plan without the approval of the shareholders, unless shareholder approval is necessary to comply with any applicable tax or regulatory requirements. If any amendment or termination materially and adversely affects the rights of any award holder then outstanding, such amendment or termination shall not be deemed to alter such rights unless the holder shall consent thereto.

                              Tax Status of Options

     The following discussion is based on relevant provisions of the Code, the Treasury Regulations promulgated thereunder, published revenue rulings and judicial decisions in effect at the date hereof. There can be no assurance that future changes in applicable law or administrative and judicial interpretations thereof will not adversely affect the tax consequences discussed herein or that there will not be differences of opinion as to the interpretation of applicable law.

     Incentive Stock Options.  All stock options that qualify under the rules of
Section 422 of the Code will be entitled to ISO treatment. Among other requirements, to receive ISO treatment, an optionee is not permitted to dispose of the acquired stock (I) within two years after the option is granted or (ii) within one year after exercise. In addition, the individual must have been an employee of the Company for the entire time from the date of granting of the option until three months (one year if the employee is disabled) before the date of the exercise. The requirement that the individual be an employee and the two-year and one-year holding periods are waived in the case of death of the employee. If all such requirements are met, no tax will be imposed upon exercise of the option, and any gain upon sale of the stock will be entitled to capital gain treatment (assuming the stock constitutes a capital asset in the hands of the optionee). The applicable capital gain rate depends on how long the ISO shares are held after exercise. If ISO shares are sold one year or later after exercise (and two years after grant) the gain will be taxed at the maximum long term capital gains rate. The employee's gain on exercise (the excess of fair market value at the time of exercise over the exercise price) of an ISO is a tax preference item and, accordingly, included in the computation of alternative minimum taxable income.


     If an employee does not meet the two-year and one-year holding requirement (a "disqualifying disposition"), but does meet all other requirements, tax will be imposed at the time of sale of the stock, but the employee's gain realized on exercise will be treated as ordinary income rather than capital gain and the Company will get a corresponding tax deduction on the sale.

     Any additional gain on sale will be short-term or long-term capital gain, depending on the holding period of the stock (assuming the stock constitutes a capital asset in the hands of the optionee). If the amount realized on the disqualifying disposition is less than the value at the date of exercise, the amount includible in gross income, and the amount deductible by the Company, will equal the excess of the amount realized on the sale or exchange over the exercise price.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ADOPT THE
                        2007 INCENTIVE STOCK OPTION PLAN.


          PROPOSAL 3. RATIFICATION OF STOCK GRANTS PREVIOUSLY ISSUED TO
                            EMPLOYEES AS COMPENSATION

     The Company's Board of Directors has previously granted stock as compensation to certain employees in on May 17, 2007. An aggregate of 101,000 shares were granted as compensation in lieu of cash. Officers of the Company received 53,000 of these shares as follows:


Officers:

  Peter G. Dornau, President and CEO                  15,000 shares
  Jeffrey S. Barocas, Vice President and CFO           5,000 shares
  William Dudman, Vice President                      15,000 shares
  Gregor M. Dornau                                    15,000 shares
  George Lindsey                                       3,000 shares
                                                     -------
                                                      53,000 shares

 Other employees, as a group (15 individuals)         48,000 shares
                                                     -------
 Total restricted shares awarded                     101,000 shares
                                                     =======

 Vote Required and Recommendation

     The ratification of the stock awards previously granted to the Company's employees as compensation requires the affirmative vote of the holders of a majority of shares of the Company's common stock, present in person or by proxy at the annual meeting. The Board recommends shareholders to vote "FOR" the ratification of the stock grants previously issued to the Company"s employees as compensation.

     PROPOSAL 4.  RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We are asking our shareholders to ratify the Audit Committee's appointment of Berenfeld, Spritzer, Shechter & Sheer, as our independent certified public accountants for the year ending December 31, 2007. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in our company and our shareholders' best interests.

     We engaged Berenfeld, Spritzer, Shechter & Sheer as our independent auditor on November 21, 2006 and Berenfeld, Spritzer, Shechter & Sheer audited our consolidated financial statements for the year ended December 31, 2006. Representatives of Berenfeld, Spritzer, Shechter & Sheer are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Principal Accountant Fees and Services

     The information required for this item is incorporated by reference to our Definitive Proxy Statement to be filed in conjunction with our upcoming annual shareholders' meeting which shall be filed with the United States Securities and Exchange Commission and sent out to shareholders.

Fee Category                      2006                  2005
-------------------            --------               -------
Audit Fees                     $55,500                $39,000
Audit Related Fees                 -                      -
Tax Fees                           -                      -
All Other Fees                     -                      -
                               -------                -------
Total Fees                     $55,500                $39,000
                               =======                =======

     Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Berenfeld, Spritzer, Shechter & Sheer in connection with statutory and regulatory filings or engagements for the year 2006 and Levi, Cahlin & Co. for the year 2005.

     Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

     Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

     All Other Fees. Consists of fees for products and services other than the services reported above.

     Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

     The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required and Recommendation

     The ratification of the selection of Berenfeld, Spritzer, Shechter & Sheer, as our independent certified public accountants for the year ending December 31, 2007, requires the affirmative vote of the holders of a majority of shares of the Company's common stock, present in person or by proxy at the annual meeting. The Board recommends shareholders to vote "FOR" the ratification of the selection of Berenfeld, Spritzer, Shechter & Sheer as our independent auditors for the year ended December 31, 2007.

Previous Independent Auditors

     On November 21, 2006 we dismissed Levi, Cahlin & Co. The decision to change accountants was approved by our Audit Committee. As of November 21, 2006, we did not have any change or disagreement with Levi, Cahlin & Co. with respect to the preparation of our financial statements for the previous year contained in our Annual Report for the year ended December 31,2005.

     The report of Levi, Cahlin did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles for fiscal 2005 and all subsequent interim periods. Furthermore, Levi, Cahlin & Co. did not advise us that:

     1) internal controls necessary to develop reliable financial statements did not exist, or

     2) information had come to the attention of Levi, Cahlin & Co. which made it unwilling to rely upon management's representations or made it unwilling to be associated with the financial statement prepared by management, or

     3) the scope of the audit should be expanded significantly, or information had come to the attention of Levi, Cahlin that they concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to December 31, 2006 (including information that may prevent it from rendering an unqualified audit report on those financial statements) or made it unwilling to rely on management's representations or to be associated with the financial statements prepared by management or,

     4) information has come to the attention of Levi, Cahlin & Co. that they have concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or the financial statements issued or to be issued covering the fiscal periods subsequent to November 21, 2006, the date of the Form 8-K filing reporting our change in accountants, that had not been resolved to the satisfaction of Levi, Cahlin & Co or which would have prevented Levi, Cahlin & Co from rendering an unqualified audit report on such financial statements.

     During fiscal 2006, and all subsequent interim periods, there were no disagreements with Levi, Cahlin & Co on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Levi, Cahlin & Co. would have caused it to make reference to the subject matter of the disagreements in connection with its reports on these financial statements for those periods.

                           ANNUAL REPORT ON FORM 10-K

     We are mailing copies of our Annual Report for the year ended December 31, 2006 with this proxy statement to our shareholders of record as of June 15, 2007.

               STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

     We have adopted a procedure approved by the SEC called "householding." Under this procedure, certain stockholders of record who have the same address and last name and don't participate in electronic delivery of proxy materials will receive only one copy of our Annual Report, Proxy Statement and any additional proxy soliciting materials sent to stockholders until such time as one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to receive separate proxy cards.

     If you received a householded mailing this year, and you would like to have additional copies of our Annual Report and Proxy Statement mailed to you, please submit your request to Corporate Secretary, Ocean Bio-Chem, Inc., 4041 SW 47 Avenue, Fort Lauderdale, FL 33314, or call (954) 587-6280. Upon your request, we will promptly deliver a separate copy of our Annual Report and Proxy Statement. You may also contact us at the address or phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future. If you would like to opt out of householding for future mailings, call 1 (954) 587-6280 or send a written request to the Corporate Secretary at the above address, and your request will be effective within 30 days.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Under SEC rules, any stockholder who intends to present a proposal at our next Annual Meeting of Stockholders must submit the proposal, in writing, so that we receive it at our principal executive office by January 1, 2007 in order for the proposal to be included in our Proxy Statement and proxy for such meeting. The submission of a stockholder proposal does not guarantee that it will be included in our Proxy Statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
                                    22

                                 OTHER MATTERS

     As of the date of this Proxy Statement, we are not aware of any matter to be presented for action at the meeting other than the matters set forth above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors, or in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

                              OCEAN BIO-CHEM, INC.
                              4041 S. W. 47 Avenue
                         Fort Lauderdale, Florida 33314


Proxy for Annual Meeting of Shareholders on August 3, 2007


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned  Shareholder of Ocean Bio-Chem,  Inc. hereby appoints Peter
G. Dornau and Edward Anchel, and each of them as proxies of the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote and otherwise represent all of the shares of the Common Stock of Ocean Bio-Chem, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on August 3, 2007 at 10:00 a.m., local time, and at any adjournments thereof, with the same effect as if the undersigned were present and voting the shares, on the following matters and in the following manner.

     1. The election of the following persons as directors of the Company to serve until the next annual meeting of shareholders or until their successors shall be elected and shall qualify:

             Name:
             Peter G. Dornau    For    /    /        Withhold Authority   /    /
             Edward Anchel      For    /    /        Withhold Authority   /    /
             Jeffrey Barocas    For    /    /        Withhold Authority   /    /
             Sonia B. Beard     For    /    /        Withhold Authority   /    /
             Gregor M. Dornau   For    /    /        Withhold Authority   /    /
             William W. Dudman  For    /    /        Withhold Authority   /    /
             James Kolisch      For    /    /        Withhold Authority   /    /
             Laz L. Schneider   For    /    /        Withhold Authority   /    /
             John B. Turner     For    /    /        Withhold Authority   /    /

        The Board of Directors recommends a vote "FOR" Proposal 2 below.

     2. The approval, adoption and ratification of the 2007 Incentive Stock Option Plan.

                 For     /    /     Against     /    /        Abstain     /    /

        The Board of Directors recommends a vote "FOR" Proposal 3 below.

     3. The approval, adoption and ratification grants of the Company's restricted common stock previously issued to employees as compensation.

         For     /    /             Against     /    /        Abstain     /    /

        The Board of Directors recommends a vote "FOR" Proposal 4 below.

     4. The approval, adoption and ratification of the selection by the Board of
Directors  of  Berenfeld,   Spritzner,   Shechter  &  Sheer,   Certified  Public
Accountants, as Auditors for the Company for the year ending December 31, 2007.

             For     /    /     Against     /    /            Abstain     /    /

     5. To vote or otherwise represent the shares on any other business or on other matters which should properly come before the meeting or any adjournments thereof according to their decision or according to the decision of the majority of them.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE AND THE PROXY IS RETURNED SIGNED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED "FOR" ITEMS (1),
(2),(3), AND (4) ABOVE.

     Unless  specifically   indicated,   the  execution  of  this  proxy  is  an
acknowledgment of the receipt of the Notice of Annual Meeting of Shareholders, Annual Report and Proxy Statement.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as Attorney, as Executor, Administrator, Trustee or Guardian, please give full title as such. If a company, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.

     PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.


Dated                                    2007
     -----------------------------------,

                                   APPENDIX A
                              OCEAN BIO-CHEM, INC.
                        2007 INCENTIVE STOCK OPTION PLAN
                            EFFECTIVE APRIL 16, 2007


                                   1. PURPOSE

     1.1 GENERAL. Ocean Bio-Chem, Inc., a Florida corporation (the "Company"), established this Incentive Stock Option Plan (the "Plan") to further the
Company's growth and development by providing to officers and other key employees who are in a position to contribute materially to the prosperity of the Company, through ownership of stock of the Company, an incentive to increase their interest in the Company's welfare, to continue their services and to afford a means through which the Company can attract to its service other employees of outstanding ability.

     1.2 COMPANY. For purposes of the Plan, the Company is deemed to include all wholly owned subsidiaries of the Company.

     1.3 TAX TREATMENT. The Plan is adopted with the intent that it be, and continue to be, an "incentive stock option plan" entitling the holders of options to the special tax treatment provided by Section 422 of the Internal Revenue Code of 1986 (the "Code").

                                2. ADMINISTRATION

     2.1 STOCK OPTION COMMITTEE. The Plan shall be administered by the Ocean Bio-Chem, Inc., Stock Option Plan Committee (the "Committee") which shall be composed of at least two Non-Employee directors of the Company. The Committee, to be appointed by the Board of Directors, shall have full and complete power and authority to do all things necessary and proper for the administration of the Plan, including the power to interpret and construe its terms and provisions and to determine, consistent with the terms of the Plan, the individuals selected to receive options, the times when they shall receive them, the number of shares to be subject to each option, and the option price.

     2.2 RULES AND REGULATIONS. The Committee, as it may deem advisable, may issue rules and regulations for the administration of the Plan. When so directed by the Committee, appropriate officers of the Company shall execute and deliver on behalf of the Company such options, agreements and other instruments as the Committee may determine necessary to the implementation of the Plan. The Committee may adopt and/or construe an appropriate form for any such options or agreements and instruments, which forms shall contain such provisions or conditions as the Committee deems necessary or advisable in carrying out the purposes of the Plan, provided, however, that no such provision or condition shall be inconsistent with the Plan.

     2.3 DEFECTS OR OMISSIONS. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option or agreement in the manner and to the extent it shall deem expedient to carry it into effect, and to meet the requirements of Section 422 of the Code, and shall be the sole and final judge of such expediency. The Committee's determination shall be conclusive.

                          3. STOCK SUBJECT TO THE PLAN

     3.1 NUMBER OF SHARES. Shares of the Company's Common Stock, par value $.01 per share ("Common Stock") shall be subject to the Plan. The total number of shares of Common Stock which may be sold pursuant to options granted under the Plan ("Option" or "Options") shall not exceed 400,000 shares, adjusted as provided in Section 3.2. The shares of Common Stock sold under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company. Unless and until the Board of Directors shall determine to purchase shares in the market for the purpose of the Plan or to use treasury shares, the shares sold under the Plan shall be authorized and unissued shares reserved for that purpose. In the event that any Options granted under the Plan shall terminate or expire for any reason without having been exercised in full, the shares of Common Stock not purchased under those Options shall be available again for the purpose of the Plan.

     3.2 ADJUSTMENTS. Notwithstanding any other provision of the Plan, in the event of any change in any shares of the outstanding Common Stock of the Company by reason of a stock dividend, recapitalization, merger, consolidation, split-up, stock split, reverse stock split, combination or exchange of shares, or action of like nature, the aggregate number and class of shares as to which Options may be granted to any individual, the number and class of shares subject to each outstanding Option and the Option prices shall be appropriately adjusted in proportion to such increases or decreases by the Committee, whose determination shall be conclusive.

     3.3 REVERSION OF SHARES TO THE SHARE RESERVE. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.


                        4. ELIGIBILITY AND PARTICIPATION

     4.1 INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Option holder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     4.2 OFFICERS AND CERTAIN EMPLOYEES. Options may be granted only to full-time salaried officers and key employees of the Company or any of its subsidiaries. Directors of the Company who are not also full-time salaried officers or employees of the Company will not be eligible to receive Options.

     4.3 TEN PERCENT SHAREHOLDER LIMITATION. If an Option is to be granted to an individual who, at the time the Option is granted, owns Common Stock possessing more than 10 percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary (as determined under Section 425(d) of the Code), the purchase price of the Common Stock under each Option ("Option Price") set out in the applicable portion of Article 5 hereof shall read "but shall be at least 110 percent of its Fair Market Value" and the period of exercise set out in the applicable portion of Article 6 hereof shall read "and ending not more than five (5) years after the date on which the option is granted".

                                    5. PRICE

     5.1 DETERMINATION. The Option Price shall be determined by the Committee, but shall not be less than 100 percent of its fair market value (as determined by Section 422 of the Code) ("Fair Market Value") at the time of granting of the Option, as determined in good faith by the Committee.

     5.2 PAYMENT. Upon exercise of the Option, the Option Price shall be paid in full with cash or with stock of the Company or with demand promissory notes bearing the rate of interest required by the Code, as amended from time to time, at the option of the Employee.

     5.3 USE OF PROCEEDS. The proceeds from the issuance of Common Stock subject to Options are to be added to the funds of the Company available for its general corporate purposes.

                              6. EXERCISE OF OPTION

     6.1 PERIOD OF EXERCISE. Each Option granted under the Plan shall be exercisable only during such period as the Committee may determine, beginning not less than one (1) year and ending not more than ten (10) years after the date on which the Option is granted ("Expiration Date"), except as such period may be modified under the provisions or Sections 8.1 and 9.1 hereof. Within such limits each Option shall provide, as determined by the Committee, the time or times at which and the number of shares for which it may be exercised. Unless otherwise provided in the Committee's action, each Option shall be exercisable in whole at any time, or in part from time to time, during the term of the Option. The holder of an Option shall have no rights as a shareholder with respect to shares subject to the Option until such shares shall have been issued to him upon exercise of the Option. An Option may be exercised during the lifetime of the holder thereof only by such holder, and, after the holder's death, as provided in Sections 9.1 and 9.2 hereof.

     6.2 CHANGE OF CONTROL. Provided however, in the event of a change in control of Company, each Option granted under this Plan shall be fully exercisable.


     6.3 SALE. An individual who has acquired Common Stock upon exercise of an Option may not sell, transfer or otherwise dispose of the Common Stock so acquired within two years from the date of the granting of the Option nor within one year after the transfer of the shares to the individual.

     6.4 VESTING GENERALLY. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

                        7. NON-TRANSFERABILITY OF OPTIONS

     7.1 GENERAL. No Option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution.

                          8. TERMINATION OF EMPLOYMENT

     8.1 GENERAL. If employment of the holder of an Option is terminated for any reason, other than by death or disability, the holder's Option may be exercised only within three months from the date of such termination of employment, but in no event after the Expiration Date of the Option; provided, however, that if the holder is dismissed for cause, as to which the Committee shall be sole and exclusive judge, the Option shall expire immediately.

                             9. DEATH AND DISABILITY

     9.1 DEATH WHILE EMPLOYED. If the holder of an Option dies while employed by the Company, the Option may be exercised by the personal representative of the Option holder, for a period of six (6) months from the date of death, but in no event after the Expiration Date of the Option.

     9.2 DEATH AFTER TERMINATION. If the holder of an Option dies within three months after termination of employment other than for cause, the Option may be exercised by the personal representative of the Option holder for a period of six (6) months from the date the Option holder's employment was terminated, but in no event after the Expiration Date of the Option.

     9.3 DISABILITY. If the holder of an Option becomes disabled within the meaning of Section 22(e)(3) of the Code, the Option may be exercised by the Option holder within one year after his becoming disabled, but in no event after the Expiration Date of the Option.

                          10. AMENDMENT AND TERMINATION

     10.1 TERM. Unless the Plan has been terminated as hereinafter provided, the Plan shall terminate on October 21, 2012, and no Option under it shall be granted thereafter. The Board of Directors of the Company at any time prior to that date may terminate the Plan.

     10.2 AMENDMENT. The Board of Directors may also amend the Plan by making such changes and additions to it as the Board shall deem advisable; provided, however, that except as provided in Section 3.2 hereof, the Board of Directors may not, without further approval by the Shareholders of the Company, increase the maximum number of shares as to which Options may be granted or exercised; and provided further, that any such change or addition does not affect the Plan's status under Section 422 of the Code. No termination or amendment of the Plan may, without the consent of the holder of an Option then existing, terminate his Option or materially and adversely affect his rights under the Option.

                               11. EFFECTIVE DATE

     11.1 SHAREHOLDER APPROVAL. The Plan shall become effective upon adoption by the Board of Directors of the Company, provided that it shall be approved by the vote of the holders of a majority of the shares of Common Stock of the Company outstanding and entitled to vote at a meeting of shareholders held within twelve
(12) months after the Plan is adopted by the Board of Directors.

                         12. TIME OF GRANTING OF OPTIONS

     12.1 FORMAL GRANTING. Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or the shareholders of the Company shall constitute the granting of an Option hereunder. The granting of an Option pursuant to the Plan and the acquisition of any rights as an Option holder shall take place only when the Committee authorizes the issuance of an Option, and a formal written and executed Option agreement is executed by the holder of the Option.

     12.2 TEN YEAR LIMIT. Subject to the provisions of Article 10, Options may be granted under the Plan within ten (10) years from the date the Plan is adopted by the Board of Directors of the Company or the date the Plan is approved by the Shareholders, whichever is earlier.

                          13. MISCELLANEOUS PROVISIONS

     13.1 OPTION DATE. An Option shall have been deemed to have been granted on the date fixed in the resolution of the Committee authorizing the granting of such Option, provided such date shall not be prior to the date of the adoption of such resolution. If no date is fixed by such resolution, the Option shall be deemed to have been granted on the date of adoption of the resolution, provided that the agreement relating to the Option shall be executed and delivered within thirty (30) days therefrom; otherwise the Option shall be deemed to have been granted on the date of delivery of such agreement to the optionee.

     13.2 INDEMNIFICATION OF COMMITTEE. Without limiting any other rights of indemnification, the members of the Committee shall be indemnified by the Company against the reasonable expenses (including attorney's fees, judgments, fines, and amounts paid in settlement) actually incurred as a result of any action, suit or proceeding, or any appeal therein ("Claim"), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in settlement of such Claim, to the full extent permissible under Florida Law; provided that within sixty (60) days after institution of any such Claim, the Committee member involved offers the Company in writing the opportunity, at its Own expense, to handle and defend the same.

     13.3 JURISDICTION AND VENUE. This Agreement shall be governed by the laws of the state of Florida and any litigation with respect to this Agreement shall be in the state or Federal courts situated in Broward County, Florida